Exhibit 10.9.1

FOURTH AMENDMENT TO

CABELA’S INCORPORATED

1997 STOCK OPTION PLAN

THIS FOURTH AMENDMENT of Cabela’s Incorporated 1997 Stock Option Plan is made and entered into effective the         23rd day of September, 2003.

W I T N E S S E T H :

WHEREAS, the Cabela’s Incorporated 1997 Stock Option Plan was approved and adopted by the shareholders of Cabela’s Incorporated, a Nebraska corporation (the “Company”) on January 24, 1997, as amended by that certain First Amendment to Cabela’s Incorporated 1997 Stock Option Plan dated July 13, 2000, as amended by that Second Amendment to Cabela’s Incorporated 1997 Stock Option Plan dated July 27, 2001 and as amended by that Third Amendment to the Cabela’s Incorporated 1997 Stock Option Plan dated September 2, 2003 (collectively, the “Plan”);

WHEREAS, as required by the terms of the Stockholders Agreement between the Company and certain stockholders of the Company dated September 23, 2003 (the “Stockholders Agreement”), the directors of the Company have approved a revision to the Plan which provides for the termination of the Plan as to future grants; and

WHEREAS, in furtherance of the foregoing, the Company desires to adopt this Fourth Amendment.

NOW, THEREFORE, in consideration of the foregoing premises, the Company shall not be authorized to grant any future Options under the Plan and the Plan is hereby terminated as to future grants of Options, provided, however, such termination shall not alter or impair any of the rights or obligations under any Award theretofore granted to any Participant under the Plan.

IN WITNESS WHEREOF, the undersigned has entered into this Fourth Amendment as on the date above written.

CABELA’S INCORPORATED

By:	/S/ DENNIS HIGHBY

President and CEO